Exhibit 10.45

[** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT]

      THIS STOCK PURCHASE AGREEMENT, effective as of January 10, 2000, is by and between TTR TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and MACROVISION CORPORATION, a Delaware corporation (the "Investor").

      THE PARTIES HEREBY AGREE AS FOLLOWS:

      1. PURCHASE AND SALE OF STOCK

            1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, one million, eight hundred eighty thousand, nine hundred thirty-seven shares (1,880,937) of the Company's Common Stock $0.001 par value (the "Shares"). The purchase price for the Shares (subject to adjustment as provided in section 4.8 hereof) shall be Two Dollars and Thirteen Cents ($2.1266) per Share, or an aggregate purchase price of Four Million Dollars ($4,000,000) (the "Purchase Price"), which purchase price assumes that such Shares will be registered under the Securities Act within 90 days of the Closing and will be freely tradable as of that time by Investor, without regard to exemptions under the Securities Act. The per share Purchase Price of each Share shall be determined by dividing the number of shares of Common Stock outstanding immediately prior to the Closing, on a fully diluted basis, into $31 million. The number of Shares of Common Stock to be issued to Investor shall be determined by dividing the per share Purchase Price, determined in the preceding sentence, into the aggregate $4 million Purchase Price.

            1.2 Closing. The purchase and sale of the Common Stock shall take place at the offices of Manatt, Phelps & Phillips LLP, 3030 Hansen Way, Suite 100, Palo Alto, California (or such other location as the Investor may designate and the Company consents thereto), at 10:00 A.M. on January 12, 2000, or such other time and date as the Investor determines that all of the conditions to the obligation of Investor, set forth in Section 5 hereof, have been or will be satisfied (the "Closing"). At the Closing, the Company shall deliver to the Investor a certificate representing the Shares against receipt by the Company from the Investor of a wire transfer in the amount of the Purchase Price.


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      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents and warrants to the Investor, except as set forth on a Schedule of Exceptions attached as Schedule A hereto (the "Schedule of Exceptions"), specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be a part of the representations and warranties as if made hereunder (provided that such Schedule of Exceptions may, at the discretion of the Company, be amended from time to time as necessary until Closing, so long as such amendments do not reflect any material change in the disclosure), the following:

            2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect on its business or properties.

            2.2 Capitalization and Voting Rights. Immediately prior to the Closing, the authorized capital of the Company will consist of:

                  (i) Capital Stock. 25,000,000 shares of common stock ("Common Stock"), of which 10,602,866 are issued and outstanding and 5,000,000 shares of preferred stock, none of which are issued and outstanding. The Company has reserved an aggregate 1,500,000 shares of Common Stock under its 1996 employee stock option plan for purposes of (i) future grants of stock options to employees, consultants and directors (hereinafter, the "ESOP"), and (ii) issuance to holders of previously granted stock options upon exercise of such options. Additionally, the company has reserved an additional 25,000 shares of common stock under its non-executive directors option plan for issuance to its non-employee directors. There is no other class or series of stock authorized.

                  (ii) Warrants and Options. The Company has warrants and options exercisable and outstanding to purchase up to an aggregate of 3,224,911 shares of Common Stock, except for 749,400 ESOPS currently exercisable and outstanding.


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

                  (iii) Other Agreements. Except as set forth in this Agreement and in the Schedule of Exceptions, there are no outstanding options, warrants, convertible securities, rights (including conversion, right of first refusal or any preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any future issuance of securities by the Company.

                  (iv) Voting Agreements. Except as set forth in this Agreement, the Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board, and to the best of the Company's knowledge, there is no voting agreement or other arrangement among its shareholders with respect to the election of any individual or individuals to the Board.

                  (v) Common Stock Outstanding. The total number of shares of the Company's Common Stock outstanding on a fully diluted basis, immediately prior to the Closing, is 14,577,177 shares.

            2.3 Subsidiaries. Except for TTR Technologies, Ltd., the Company's wholly-owned Israeli subsidiary with offices in Kfar-Saba, Israel, the Company does not own or control, directly or indirectly, any other corporation, association, or other business entity.

            2.4 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement, upon due execution and delivery, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            2.5 Valid Issuances of Common Stock. The Shares which are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and the Investor shall have good and marketable title to such Shares, free and clear of any liens, pledges, encumbrances, taxes, charges or restrictions of any kind (other than those created by or through the Investor).


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

            2.6 Compliance with Law and Charter Documents. The Company is not in violation of, or default under, any provisions of its Certificate of Incorporation or Bylaws, both as currently in effect. To its knowledge, the Company is in compliance in all material respects with all applicable laws, rules, regulations, judgments, decrees and governmental orders, except for such non-compliance that would not have a Material Adverse Effect on the properties, financial condition, operations, prospects or business of the Company. The Company has received no notice of any violation of such laws, rules, regulations, judgments, decrees or orders which has not been remedied prior to the date hereof or which would have a Material Adverse Effect on the Company. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Certificate of Incorporation or Bylaws, both as currently in effect, or an event which results in the creation of any material lien, charge or encumbrance upon the capital stock or any asset of the Company, or a default under any Material Agreement or contract by the Company, or a violation of any laws, rules, regulations, judgments, decrees or orders. All material licenses, permits, approvals, registrations, qualifications, certificates and other authorizations necessary for the conduct of the Company's business as presently conducted (the "Licenses") have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or any material adverse modification of any of such Licenses, except for Licenses that, individually or in the aggregate, the Company need not hold or possess in order to avoid a Material Adverse Effect on the Company's assets, properties, financial condition, operating results or business. The Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business in the future as presently conducted and proposed to be conducted.

            2.7 Compliance with Other Instruments, None Burdensome, Etc. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Shares will not result in nor constitute any breach, default or violation of (i) any agreement, contract, lease, license, instrument or commitment (oral or written) to which the Company is a party or is bound and which involves payment by the Company or any of its subsidiaries in excess of $250,000 or which is otherwise material to the business, properties, financial condition or results of operation of the Company or its subsidiaries (a "Material Agreement") or (ii) any law, rule, regulation, statute or order applicable to the Company, any of its subsidiaries or their respective properties, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its subsidiaries.

            2.8 Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the consummation of the transactions contemplated herein, including the offer, sale or issuance of the Shares to the Investor.


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

            2.9 Offering. In reliance on the representations and warranties of Investor in Section 3, hereof, the offer, sale and issuance of the Shares will not, to the best knowledge of the Company, result in a violation of the requirements of Section 5 of the Securities Act or the qualification or registration requirements of the California or other applicable blue sky laws or foreign laws as such laws exist on the date hereof.

            2.10 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the consummation of the transactions contemplated hereby or which might result, either individually or in the aggregate, in any Material Adverse Effects on the assets, financial condition, operations or business of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

            2.11 Agreements; Action.

            (i) Since November 30, 1999, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities in excess of $250,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (ii) Except as set forth in the Schedule of Exceptions, the Company has not engaged since November 24, 1999 in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty (50%) of the voting ownership of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

            2.12 Related Party Transactions.


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

                  (i) No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.

                  (ii) To the best of the Company's knowledge, no employee or officer has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees or officers of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Prior to the Closing, no officer, director or major shareholder or member of the immediate family of any officer, director or major shareholder of the Company has a direct or indirect financial interest in any material contract with the Company.

            2.13 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required to comply with any such existing statute, law, or regulation.

            2.14 Status of Proprietary Assets.

                  (i) Ownership. The Company owns, is licensed to use or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights and trade secrets that are material or necessary for the operation of its business as now conducted (the "Proprietary Assets"). The Company has not received within the past 36 months preceding the date first set out above any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company has not granted any license or option or entered into any agreement of any kind with respect to the use of the Proprietary Assets owned by it, other than licenses to and sales of its products and services made in the ordinary course of its business.


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

                  (ii) Licenses; Other Agreements. The Company is not bound by or a party to any option, license or agreement with respect to any technology owned by any third party other than shrink-wrap licenses entered into in the ordinary course of business except as set forth on the Schedule of Exceptions. The Company is not obligated to pay any royalties or other payments to another person or entity with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights, except as set forth in the Schedule of Exceptions.

                  (iii) No Breach by Employees. To the best of the Company's knowledge, no employee of the Company is subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would materially interfere with the use of his or her best efforts to carry out his or her duties for the Company or that would conflict with the Company's business as currently conducted. The Company has received no written notice from any former employer that any employee of the Company has prior obligations to a former employer that would interfere or conflict with such employee's ability to perform his or her intended services for the Company. To the best of the Company's knowledge and belief, no employee or advisor of the Company is or is now expected to be in violation of any term of any employment contract, patent disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company to any liability, except where such liability would not have a material adverse effect. There is neither pending nor, to the Company's knowledge and belief, threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.


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

                  (iv) No Infringement. Within the 36 months preceding the date first set out above, no claims with respect to the Proprietary Assets have been communicated to the Company: (A) to the effect that the manufacture, sale, license or use of any Proprietary Asset as now used or offered or proposed for use or sale by the Company infringes any copyright, patent, trade secret or other intellectual property right of a third party, or (B) challenging the ownership or validity of any of the Company's rights to or interest in such Proprietary Assets. The Company has received no notice to the effect that any patents or registered trademarks, service marks or registered copyright, held by the Company are invalid or not subsisting except for failures to be valid and subsisting that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the best of the Company's knowledge, there has been no material unauthorized use, infringement or misappropriation of any of the Proprietary Assets by any third party, including any employee or former employee of the Company.

            2.15 Material Agreements. The Company has not breached in any material respect any term or condition of (A) any Material Agreement or (B) any other agreement, contract, lease, license, instrument or commitment (oral or written) that, individually or in the aggregate, would have a Material Adverse Effect on the properties, financial condition, operating results, prospects or business of the Company. The Company is not a party to any agreement that restricts in any material respect its ability to market, sell or license any of its products or services (whether by territorial restriction or otherwise).

            2.16 Disclosure. The Company has fully provided the Investor with all information which the Investor has requested for deciding whether to purchase the Shares and the Company is not aware of any material information which it has not provided to the Investor and which the Company believes is reasonably necessary to enable the Investor to decide whether to enter into the transaction contemplated by this Agreement. Neither this Agreement nor any other certificate made or delivered in connection with this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary not to make the statements herein or therein misleading.

            2.17 Registration Rights. The Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the US Securities and Exchange Commission ("SEC") or any other governmental authority.


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

            2.18 Tax Status. The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are shown to be due on such returns, reports and declarations or otherwise due, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

            2.19 Employees.

                  (i) Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  (ii) Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a Material Adverse Effect on the assets, properties, financial condition, operation or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company upon the giving of notice and the payment of specified amounts. Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

                  (iii) Confidential Information and Invention Assignment Agreements. Each management and technology employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality


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

and proprietary information. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

            2.20 Insurance. The Company maintains and keeps in force with good and responsible insurance companies fire, public liability, property damage and other insurance, of the kinds and in amounts as are usual and customary in the type of business conducted by the Company.

            2.21 Title to Property and Assets. The Company owns and has valid title to its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets or which would not, in the aggregate, have a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company does not own any real property.

            2.22 Financial Statements. The Company shall deliver to Investor, on or before January 10, 2000, the Company's annual financial statements (balance sheet and statement of earnings, statement of shareholders' equity and statement of cash flows) dated as of December 31, 1998 and interim financial statements for the eleven months of operations ended November 30, 1999 (the "Financial Statements"), in each case, such Financial Statements shall be prepared in accordance with United States generally accepted accounting principles ("GAAP"), shall include all footnotes in accordance with GAAP, and shall be audited by the Israeli office or affiliate of a "Big 5" public accounting firm (i.e., Deloitte and Touche, KPMG Peat Marwick, Price Waterhouse Coopers, Arthur Anderson or Ernst and Young). The Financial Statements when delivered, will fairly present the financial condition and operations of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. The Financial Statements described in subsection 2.21 hereof and the audited balance sheet as of November 30, 1999, as adjusted by the auditor's subsequent event disclosure footnote, shall not show liabilities due within 18 months from the date thereof in an amount in excess of [**] over the amount of cash and cash equivalents shown on such balance sheet.

            2.23 Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

            2.24 SEC Documents, Financial Statements. Since November 30, 1999, the Company has timely filed all reports, schedules, forms, statements and other


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documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Investor, or the Investor has had access to, true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as disclosed in the SEC Documents, since November 30, 1999, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, or operations of the Company on a consolidated basis.

            2.25 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Investor. The issuance of the Shares to the Investor will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act.

            2.26 Year 2000. The mission critical computer software operated by the Company and each of its subsidiaries is currently capable of providing, or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a Material Adverse Effect.

      3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

      The Investor hereby represents and warrants that:


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            3.1 Authorization. The Investor has full power and authority to enter into this Agreement. This Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            3.2 Purchase Entirely for Own Account. The Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for the resale or distribution of any part thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

            3.3 Disclosure of Information. The Investor has received all of the information which it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

            3.4 Investment Experience. The Investor (i) fully understands that an investment in the Company is highly speculative and that it may lose its entire investment in the Shares purchased from the Company; (ii) is experienced in evaluating and investing in development stage companies such as the Company,
(iii) is capable of evaluating the merits and risks of its investment in the Shares; (iv) is able to bear the economic risk of a loss of the entire amount of its investment in the Shares; and (v) is prepared to hold the Shares for an indefinite period of time.

            3.5 Accredited Investor. The Investor is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

            3.6 Restricted Securities. The Investor acknowledges that, because the Shares have not been registered under the Securities Act, the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions..

            3.7 Legends. The Investor understands that until (a) the Shares may be sold by the Investor under Rule 144(k) or (b) such time as the resale of the Shares have been registered under the Securities Act as contemplated in Section
4.8 hereof, the certificates representing the Shares will bear a restrictive legend in substantially the


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

following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THOSE LAWS.

      The legend set forth above will be removed and the Company will issue a certificate without the legend to the holder of any certificate upon which it is stamped, upon registration of the Shares, in accordance with the terms of
Section 4.8 hereof.

      4. COVENANTS AND AGREEMENTS

            4.1 Ordinary Course of Business and Notice of Adverse Changes. From and after the date of this Agreement through the Closing, the Company shall conduct its business in the ordinary course and consistent in all material respects with past practice, except as may be required or contemplated in this Agreement. The Company shall advise the Investor promptly of any Material Adverse Effect, any breach of the Company's representations or warranties, or any breach of a covenant contained herein of which the Company has knowledge.

            4.2 Access to Properties and Records. The Company shall afford to the Investor and its respective accountants, counsel and representatives, reasonable access upon notice to the Company and upon agreed upon times during normal business hours throughout the period prior to the Closing to all of the Company's properties, books, contracts, commitments and written records and shall make reasonably available its respective officers and employees to answer fully and promptly questions put to them (so long as such questions are not outside of the scope or purpose of this Section; provided that such access shall not unreasonably interfere with the normal business operations of the Company). Any such investigations shall be specifically related to this Agreement and to the transactions contemplated hereby.

            4.3 Exclusive Negotiations. Except in the furtherance of the transactions contemplated herein, prior to the Closing, the Company shall not directly, and shall use its reasonable best efforts to cause its respective directors, officers, employees, representatives or agents (including, without limitation, any investment banker, attorney or accountant retained by it or any of its affiliates) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer, with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in the acquisition of a majority of the outstanding equity securities or substantially all of the assets of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company shall immediately cease and cause to be terminated any existing activities or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal, and it shall take the necessary steps to inform any such parties of the obligations undertaken in this Section. The Company shall notify the Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated or continued with, the Company.

            4.4 Right of First Refusal. If, during the period from the Closing through December 31, 2009 (and so long as the Alliance Agreement is in effect), the Company (or any subsidiary or affiliate) proposes either to sell, transfer or assign, directly or indirectly, securities in the Company or any subsidiary or affiliate thereof equal to, or convertible into, a majority of the outstanding Common Stock of the Company (a "Substantial Equity Interest"), the Investor shall have a first right of refusal to purchase such Substantial Equity Interest proposed to be sold, transferred or assigned, for a price equivalent to the bona fide sale or transfer price offered for such Substantial Equity Interest and otherwise in accordance with the terms and conditions of such offer. The right of first refusal granted to the Investor is intended to apply to any sale, transfer or assignment, directly or indirectly, to any nominee or straw-men, corporation or other entity, including the sale of stock or an interest in a partnership, limited-liability corporation, trust or other entity which holds substantially all of the assets of the Company or any of its subsidiaries or affiliates, if the intent of any such sale, transfer or assignment to such person or entity is to avoid the Investor's right of first refusal contained in this Section.

            4.5 Preemptive Right of Investor.

                  (i) The Company hereby grants to the Investor the preemptive right to purchase its Pro Rata Share (defined below) of any New Securities (defined below) that the Company intends to offer for sale and issuance at the time and on the terms set forth herein (the "Preemptive Right").

                  (ii) Definitions:

                        (1) "New Securities" shall mean (A) any Common Stock of the Company and (B) those rights, options or warrants to purchase any such Common Stock (collectively referred to as "Options"), and those securities that are convertible into or exchangeable for any such Common Stock (collectively referred to as "Convertible Securities"), if the gross proceeds received or receivable by the Company as consideration for the issue of such Common Stocks, Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designated to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, equals or exceeds [**]; provided however, that "New Securities" does not include (i) any capital stock or other securities offered or issued to the public pursuant to a registration statement filed under the Securities Act; (ii) any capital stock or other securities offered or issued in connection with any acquisition of another corporation or entity by the Company by merger or purchase of all, or substantially all, of the assets of such corporation or entity, share exchange, reorganization or the like; (iii) any stock options granted, subsequent to the Effective Date, to the Company's existing or future directors, employees or consultants not in excess of 1,350,000 shares, representing approximately eight point two percent (8.2%) of the Company's 16,458,114 aggregate issued and outstanding shares of common stock post-Closing (on a fully-diluted basis) by the Company; (iv) any capital stock or other securities (or related options or warrants) offered or issued to directors, officers or employees of, or consultants to, the Company pursuant to an agreement or an option or purchase plan program, or any other stock incentive plan or program approved by the Board of Directors of the Company; or (v) any capital stock or other securities issued in connection with any stock split, stock dividend, recapitalization or the like by the Company.

                        (2) "Ownership Ratio" shall mean the ratio of shares of Common Stock of the Company held by the Investor on the day immediately preceding the date of the notice described in subsection (c) below to the total number of shares of Common Stock of the Company then outstanding.

                        (3) "Pro Rata Share" for purposes of the Preemptive Right, shall mean all New Securities which the Company intends to offer for sale multiplied by the Investor's Ownership Ratio.

                  (iii) If at any time from the Closing through December 31, 2009, the Company plans or otherwise intends to undertake an issuance of New Securities, the Company shall, so long as the Alliance Agreement is in effect, give the Investor written notice describing the type of New Securities, the price, and the general terms upon which the Company plans or otherwise intends to issue the same. The Investor shall have fifteen (15) days from the date of delivery of any such notice to agree to purchase all or a portion of its Pro Rata Share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company at or before the end of such fifteen (15) days. If the Investor either fails to so notify the Company or indicates that it will not purchase its Pro Rata Share, the Company shall thereafter be free to offer, sell and issue the New Securities, including any such Pro Rata Share not purchased by the Investor, to any third party so long as such sale is at a price and is upon general terms no more favorable than described in the Company's notice.

            4.6 Certain Employment Matters. Effective as of the date of the Closing, there are no employment agreements to which the Company is a party other than those set out in the tabled attached as Schedule 4.6 hereto.

            4.7 Board Observer. The Company hereby covenants and agrees with Investor that, as long as the Alliance Agreement (defined below) remains in effect, the Investor shall have the right to designate a person (an "Observer") to be present at all meetings of the Board of Directors of the Company and all committees thereof. The Company will give such Observer reasonable prior notice (it being agreed that the same prior notice given to the Board of Directors shall be deemed reasonable prior notice) in any manner permitted in the Company's By-laws for notices to directors of the time and place of any proposed meeting of the Board of Directors, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Such Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

            4.8 Registration of Shares. The Company covenants and agrees that it shall promptly after the Closing prepare and file, at its cost and expense, a registration statement on Form S-1 (or such other appropriate form) covering the Shares (the "Registration Statement") and shall use its best efforts to cause such registration statement to be declared effective within 90 days following the Closing. The Company further covenants and agrees to maintain the Registration Statement Effective for one year following the effective date of the Registration Statement, provided, that, notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Shares, or engage in any other transaction involving or relating to the Shares, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend such right to the

Investor during the period the Registration Statement is required to be in effect for more than fifty (50) days, provided, however, that no one such suspension period shall either (i) be for more than twenty (20) days or (ii) begin less than ten (10) business days after the last day of the preceding suspension. As used herein, "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

            In the event that the Registration Statement is not declared effective within 90 days following Closing, then the Company shall issue to the Investor, in respect of each full calendar week (beginning on Monday) following such 90th day and continuing until such time as the Registration Statement shall have been declared effective, such number of shares of Common Stock as shall be equal to one and one quarter percent (1 1/4%) of the number of Shares issued hereunder (the "Additional Shares"), provided, that, notwithstanding anything to the contrary contained in the foregoing, the Company shall have no obligation to issue any Additional Shares in excess of such number of Additional Shares as shall be equal to, in the aggregate, 10% of the number of Shares issued hereunder.

Reporting Status; Eligibility to Use Form S-1

            The Company's Common Stock is registered under Section 12 of the Exchange Act. The Company will file with the SEC a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within 10 business days after the Closing. Throughout the one year registration period (referred to in Section 4.8 hereof), the Company shall to file all reports, schedules, forms, statements and other documents required to be filed by it timely with the SEC under the reporting requirements of the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all reasonably necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-1.

      5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.

      The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment, or written waiver by the Investor, on or before the Closing of each of the following conditions:

            5.1 Execution of Agreement. The Company will have executed and delivered this Agreement to the Investor.

            5.2 Shares Certificate. The Company will have delivered to the Investors duly executed certificates representing the Shares in the amounts specified in Section 1.1 hereof.

            5.3 Representatives, Warranties, Covenants. The representations and warranties of the Company must be true and correct in all material respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date) and the Company must have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing. The Investor must have received a certificate or certificates dated as of the Closing and executed by the Chief Executive Officer or the Chief Financial Officer of the Company certifying as to the matters contained in this Section 5.3 and as to such other matters as may be reasonably requested by such Investor, including, but not limited to, the Company's Certificate of Incorporation, as amended, By-laws, as amended, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who may execute on behalf of the Company any document delivered at the Closing.

            5.4 Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

            5.5 Stock Listing. Trading and listing of the Company's Common Stock on OTC Electronic Bulletin Board must not have been suspended.

            5.6 Opinion. The Investor will have received an opinion of the Company's general counsel, dated as of the Closing, in form, scope and substance substantially in the form attached hereto as Schedule 5.6.

            5.7 Alliance Agreement. Prior to or simultaneous with the Closing, the Company and Investor shall have entered into the Alliance Agreement, substantially in the form of Schedule 5.7 hereto.

      6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

      The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

            6.1 Execution of Agreement. The Investor will have executed and delivered this Agreement to the Company.

            6.2 Purchase Price. The Investor will have delivered the Purchase Price for the Shares to the Company in accordance with this Agreement.

            6.3 Representations, Warranties, Covenants. The representations and warranties of the Investor must be true and correct in all material respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Investor will have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Investor at or prior to the Closing. The Company must have received a certificate or certificates dated as of the Closing and executed by a duly authorized officer of the Investor certifying as to the matters contained in this Section 6.3.

            6.4 Legal Impediment. No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

            6.5 Alliance Agreement. Prior to or simultaneous with the Closing, the Company and Investor shall have entered into the Alliance Agreement, substantially in the form of Schedule 5.7 hereto.

      7. DEFINITIONS.

            7.1 "Alliance Agreement" has the meaning set forth in Section 5.7.

            7.2 "Closing" means the closing of the purchase and sale of the Shares under this Agreement.

            7.3 "Common Stock" means the common stock, $0.001 par value per share, of the Company.

            7.4 "Company" means TTR Technologies, Inc.

            7.5 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            7.6 "Investor" means Macrovision Corporation

            7.7 "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets or financial condition of the Company on a consolidated basis or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under the agreements or instruments to be entered into or filed in connection herewith.

            7.8 "Material Agreement" has the meaning set forth in Section 2.7.

            7.9 "Regulation D" means Regulation D as promulgated under by the SEC under the Securities Act.

            7.10 "Rule 144" and "Rule 144(k)" mean Rule 144 and Rule 144(k), respectively, promulgated under the Securities Act, or any successor rule.

            7.11 "SEC" means the United States Securities and Exchange
Commission.

            7.12 "SEC Documents" has the meaning set forth in Section 2.23.

            7.13 "Shares" means the 1,880,937 shares of Common Stock to be sold to Investor pursuant to this Agreement, as such number may be adjusted pursuant to the provisions of Section 4.8 hereof.

            7.14 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

      8. MISCELLANEOUS.

            8.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor of the Company.

            8.2 Successor and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applicable to contracts to be performed entirely within that state.

            8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original by the party executing the same, but all of which together shall constitute one and the same instrument.

            8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience and are not to be considered in construing or interpreting this Agreement.

            8.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and (i) delivered personally, (ii) mailed by registered or certified mail (postage prepaid, return receipt requested) or (iii) sent by telecopier, with the written notice sent by mail as set forth in (ii) above, to the parties as follows:

                        (i) if to Company to:

                        TTR Technologies, Inc., c/o TTR Technologies Ltd. 2 Hanagar Street
                        PO Box 2295
                        Kfar-Saba 44425
                        Israel
                        Attention: General Counsel
                        Telecopier No.:  011-972-9-766-2394

                        with a copy to:

                        Aboudi & Brounstein
                        136 Rothschild Blvd.
                        Tel Aviv 65272
                        Israel
                        Telecopier No. 011-972-3-685-1138

                        (ii) if to Investor to:

                        Macrovision Corporation
                        1341 Orleans Drive
                        Sunnyvale, CA 94089
                        Attention: Chief Financial Officer
                        Telecopier No.: (408) 743-8610

                        with a copy to:

                        Manatt, Phelps & Phillips, LLP
                        3030 Hansen Way
                        Palo Alto, CA 94304
                        Attention: David Herbst, Esq.
                        Telecopier No.: (650) 213-0260

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered, mailed or sent.

            8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            8.8 Expenses. Irrespective of whether the Closing is effected, the Company and the Investor shall each pay their own costs and expenses that each incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

            8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            8.11 Entire Agreement. This Agreement, together with the Alliance Agreement, and all schedules and exhibits attached thereto, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. All other prior agreements, understandings and representations, both oral and written, between the parties with respect to the subject matter hereof are superseded and of no effect. This Agreement may be executed in counterparts and by the exchange of facsimile signed copies.

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase
Agreement.

                                        TTR TECHNOLOGIES, INC.

                                        BY: /s/ Marc D. Tokayer
                                            ------------------------------
                                        Name:  Marc D. Tokayer

                                        Title: Chairman and CFO


                                        MACROVISION CORPORATION

                                        BY: /s/ Ian Halifax
                                            ------------------------------
                                        Name: Ian Halifax

                                        Title: Chief Financial Officer

Schedule A

                             Schedule of Exceptions

      The following information and disclosures is provided with respect to the representations and warranties of the Company to the Investor set forth in
Section 2 of the Agreement and corresponding to the relevant subsection of the Agreement.

Section 2.2(b).

      The Company has outstanding the following warrants/options issued to service providers/consultants:

      (i) Wall & Broad (1,300,000). Issued in May, 1999 and exercisable through April 30, 2002 at an ex. price per share of $0.01

      (ii) K & D Equities Inc. (400,000). Issued in July 1999 and exercisable through Jan. 31, 2001 at an ex. Price per share of $2.75 (2)

      (iii) Machtec Ltd. (1,000,000). Issued in Aug. 1999 and exercisable through Oct. 2002 at an ex. Price per share of $0.01.

      (iv) Plans Inc. (25,000) . Issued in June 98 and exercisable through June 2002 at a n exercise price of $1.50 per share.

      (v) Josephthal (25,000). Undertook to issue in April 98 and exercisable through June 2002 at an ex. Price per share of $5 5/8. (3)

      (vi) Shavit (10,069)

      (vii) Mu & Kang (10,000) Issued in Jan 99 and exercisable through Jan 2002 at an ex. Price per share of $1.75

      (viii) (196,000) three year penny warrants issued to Employees of the Company in Feb. 1999.

      (ix) (25,000) three year penny warrants issued to Schneider Ehrlich in Nov. 99.

      The Company has the following warrants/options outstanding to investors.

      (i) Warrants held by certain private placement investors issued between April '98 through Dec. '98 to purchase up to an aggregate of 150,842 shares of Common Stock

      (ii) Biscount (33,000). Issued in Jan 98 in connection with investment in Company and are exercisable through Dec 2001 at an ex. Price per share of $7.80)

      (iii) (15,000). Issued in Nov. 99 and exercisable through Nov. 2002 at an ex. Price per share of $2.50

      (iv) (35,000) Issued in Nov. 99 and exercisable through Nov. 2002 at an ex. Price per share of $3.50.

      The Company also has outstanding 749,400 ESOPs.

Section 2.2 (c)

      In May 1999 the Company granted to certain investors the right of first refusal, under certain conditions, with respect to the issuance by the Company of shares of common stock or securities convertible into its common stock, which right is exercisable from October 6, 1999 through approximately July 6, 2000.

Section 2.14(a)

      The Company granted exclusive production and marketing rights for DiscGuard to China Intercontinental Communications Center for the People's Republic of China, Taiwan, and Maco.

      Sonopress Gmbh holds a non-exclusive license to manufacture and market DiscGuard and related products in the world, except for the Peoples Republic in China (PRC).

      Nimbus CD International Inc. holds a non-exclusive worldwide license to manufacture and market DiscGuard and related products.

      Warlock Records holds a non exclusive worldwide license to use MusicGuard protection for their music CDs.

Section 2.14(b)

      TTR licenses form Elektroson BV a product known as Gear. Wks Toolkit for which it pays royalties and which is used in the process of producing DiscGuard protected discs.

Section 2.17

      TTR has previously granted to Machtec Ltd. registration rights respecting up to 200,000 shares of the Company's Common Stock and options to acquire in the aggregate up to 1,000,000 shares of the Company's Common Stock.

      Additionally, certain consultants/employees have been granted registration rights with respect to a total of approximately 500,000 shares of Common Stock.

      Additionally, the Company currently has outstanding an effective registration statement in favor of certain of its stockholders and rightsholders [Registration No. 333-85085], which the Company is required to maintain effective through the earlier of Oct. 2001 or the disposition of the subject shares.

Section 2.18

      The Company has not filed its United States Income tax returns for the year ended December 31, 1998.

Section 2.20

      The Company does not presently have in effect any insurance policies with respect to fire, public liability, property damage or any other insurance.

                                  Schedule 4.6

Emanuel Kronitz, Dr. Baruch Sollish, Marc D. Tokayer, Gershon Tokayer, Robert Friedman, Joseph Cusamaro and Rachel Uzan. The agreements with Messrs. Friedman and Cusamaro are expected to terminate by no later than January 31, 2000.

Schedule 5.6

Opinion of Company's Counsel

                                January 12, 2000

Macrovision Corporation ("Investor")
1341 Orleans Drive
Sunnyvale, California  94089

Gentlemen:

      As General Counsel of TTR Technologies, Inc., a Delaware corporation (the "Company"), we represented the Company in connection with the issuance of 1,880,937 shares (the "Shares") of the Company's Common Stock, $0.001 par value per share, pursuant to that certain Stock Purchase Agreement, dated as of January 10, 2000, including the exhibits thereto (the "Agreement"), between the Company and the Investor. This opinion is being delivered to you pursuant to
Section 5.6 of the Agreement. Capitalized terms used herein are as defined in the Agreement unless otherwise specifically provided herein.

      In rendering the opinions set forth below I have examined such documents and have reviewed such questions of law as I have considered necessary or appropriate for the purpose of this opinion.

      In rendering the opinions set forth below, I have, with your consent, assumed without investigation, that:

      1. All documents submitted to me as originals are complete and authentic; all copies of documents submitted to me conform in all respects to the originals thereof, including all modifications or amendments thereto; all signatures to documents are genuine; all originals or copies submitted to me have not been amended, modified or terminated since the date they were submitted to me by written or oral agreement of the parties thereto, by the conduct of the parties thereto or otherwise; facsimile signatures have the same legal effect as original signatures; and all representations and certificates as to factual matters dated prior to or on the date hereof upon which I have relied are and remain accurate, adequate and complete on and as of the date hereof; and each natural person signing a document is a competent adult person of sound mind not operating under any legal disability, duress or fraud.

      2. The Agreement accurately reflects all of the terms, provisions and conditions of the transactions contemplated thereby and the intent of the parties with respect thereto, and that there is no usage of trade or course of conduct among the parties thereto which would modify the terms of the Agreement or the respective rights or obligation of the parties thereunder.

      3. All of the factual representations made by Company and the Investor in the Agreement are true and correct. As to questions of fact material to this opinion, we have relied upon and assumed the accuracy of, without any independent investigation on our part, certain representations made by the Company and such other facts as are actually known to us.

      4. The Agreement will be enforced and performed in good faith and in a commercially reasonable manner.

      5. The conduct of all parties to the Agreement conforms, and in the future will conform, with all notice requirements in statutes, law rules, regulations and ordinances, unless such notice requirements have been validly and legally waived.

      6. The Agreement has been duly authorized, executed and delivered by the Investor and Investor has the power and authority (corporate or otherwise) to execute and deliver the Agreement.

            Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power to own its properties and conduct its business as now conducted. The Company has the corporate power to execute, deliver and perform the Agreement, including without limitation, the issuance and sale of the Shares. The Agreement has been duly authorized by all requisite corporate action, executed and delivered by the Company. The Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to the following limitations, qualifications and exceptions: (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or affecting the rights of creditors, including, without limitation,
Section 548 of the federal Bankruptcy Code and Section 547 of the federal Bankruptcy Code and comparable provisions of state law; and (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and the exercise of judicial discretion in appropriate cases.

      2. The Shares, when issued in compliance with the provisions of the Agreement, will be duly authorized and validly issued and fully paid and non-assessable.

      3. Based on the representations of the Investor in the Agreement, to the best of our knowledge, the offer and sale of the Shares pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.


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

      4. The execution, delivery and performance of the Agreement and the issuance and sale of the Shares in accordance with the Agreement will not violate or conflict with, or result in a breach of or default under, the Certificate of Incorporation, as amended or By-laws, as amended of the Company.

      5. To our knowledge there is no action, suit, proceeding or investigation pending against the Company before any court or governmental agency (I) that questions the validity of the Agreement or the right of the Company to enter into the Agreement or (ii) that, if determined adversely, would be likely to result in a Material Adverse Effect on the financial condition or business of the Company.

            This opinion is limited to the general corporate laws of the State of Delaware (excluding municipal, county and local ordinances and regulations) without reference to conflict of law principles, and the federal laws of the United States of America, and to present judicial interpretations thereof, and to facts as they presently exist, and we express no opinion with respect to any other law or the law of any other jurisdiction. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of Delaware, or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

      Further, the opinions contained in this letter are given as of the date of this letter and are rendered exclusively for your benefit solely in connection with the consummation of the transactions contemplated by the Agreement and may not be relied upon to state directly or indirectly any general proposition or for any other purpose. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions with respect to any matter set forth in this letter.

      This opinion may be relied upon by you only in connection with the transactions contemplated by the Agreement. No other use or distribution of this opinion may be made, and no other person or party may rely on this opinion, without our express prior written consent in each instance.

                                        Very truly yours,


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

Schedule 5.7

                              Alliance Agreement


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